Exhibit 21

                         Subsidiaries of the Registrant

Wholly-Owned Subsidiaries of CoActive Marketing Group, Inc. (Registrant):

                                                     State of Organization
                                                     ---------------------
         Inmark Services LLC                                Delaware

         U.S. Concepts LLC                                  Delaware

         Optimum Group LLC                                  Delaware

         Bars.com LLC                                       Delaware

Wholly-Owned Subsidiary of the Registrant's Wholly-Owned Subsidiary,
  Inmark Services LLC:

         Grupo Hacerlo LLC                                  New York

Wholly-Owned Subsidiary of the Registrant's Wholly-Owned Subsidiary,
  U.S. Concepts LLC:

         Digital Intelligence Group LLC                     Delaware

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